UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2012

TRIDENT MICROSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

0-20784

(Commission

File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1170 Kifer Road

Sunnyvale, California 94086

(Address of principal executive offices, with zip code)

(408) 962-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 12, 2012, Trident Microsystems, Inc., a Delaware corporation (“Trident”), closed on the sale of certain of its assets pursuant to the previously disclosed Asset Purchase Agreement dated as of January 4, 2012, as amended, by and among Trident, certain of Trident’s wholly-owned subsidiaries and Entropic Communications, Inc., a Delaware corporation (“Entropic”). The sale was conducted pursuant to the provisions of Section 105, 363 and 365 of Chapter 11, Title 11 of the United States Bankruptcy Code.

The aggregate consideration received by Trident for the purchase of Trident’s Set Top Box (STB) system-on-a-chip assets was comprised of $65 million in cash plus the assumption of certain liabilities.

Further information about the bankruptcy process is available at the Claims Agent’s website at www.kccllc.net/trident.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2012

TRIDENT MICROSYSTEMS, INC.

/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel & Corporate Secretary